Parker Drilling Reports Third Quarter Results

HOUSTON, Nov. 3, 2010 /PRNewswire-FirstCall/ -- Parker Drilling (NYSE: PKD), a drilling contractor and service provider, today reported results for the 2010 third quarter and nine-month year-to-date periods ended September 30, 2010.  The Company’s results for the third quarter included net income of $0.5 million or $0.00 per diluted share on revenues of $172.0 million, compared with net income of $7.1 million or $0.06 per diluted share on revenues of $181.4 million for the 2009 third quarter.  Excluding the effects of non-routine items the Company reported net income of $1.2 million or $0.01 per diluted share compared with similarly adjusted 2009 third quarter net income of $4.4 million or $0.04 per diluted share.  Adjusted EBITDA, excluding non-routine items, was $36.4 million, compared with $38.1 million for the p rior year’s third quarter.

“We had a record performance from our rental tools segment in the third quarter. The growth of directional drilling in the U.S., in both shale and conventional formations, has contributed to the increased demand for rental tools.  Parker’s rental tools operation continues to benefit from the strategic positioning of stores in the more active markets, reductions in price discounting, and timely investments in tubular inventory,” said Parker Drilling Chief Executive Officer David Mannon.  “In addition, drilling in the shallow-water Gulf of Mexico barge market has remained active despite seasonal influences.  Our barge rig fleet utilization has improved significantly from the prior year and average dayrates have edged up since the 2010 second quarter.  We also had solid results in our project management business, with revenues and gross margin contributions from our renewed activity on the Orlan platform and expanded content on t he Arkutun-Dagi program,” said Mannon.  He went on to say, “The energy industry’s expected increase in international E&P spending has been slow to develop and has not been uniform across all regions.  In the international drilling markets we serve, demand has been lower overall, with results reflecting a slower spending environment.”

Third Quarter Highlights

  The Company’s Rental Tools segment reported record levels of revenues, segment gross margin and segment gross margin as a percent of revenues.  (Segment gross margins exclude depreciation and amortization expense).
  Parker’s U.S. barge drilling business sustained its operating improvements as the Gulf of Mexico barge drilling market remained firm during the Gulf’s hurricane season.
  International Drilling extended contracts on four rigs in Mexico into 2012 and benefited from new contracts in the Asia Pacific region, one for a rig in Indon esia and another for a rig in Papua New Guinea.

“Our recent performance demonstrates the advantage of our business mix and the potential of our individual operations.  While we operate in a highly cyclical industry, our business diversity moderates the impact on Parker,” said Mr. Mannon.  “Oil-directed drilling in the U.S. on land and in the shallow waters of the Gulf of Mexico has offset the slowing interest in natural gas prospects.  As a result, demand for rental tools has been strong and barge drilling activity has improved and stabilized.  While international drilling has weakened overall, strength in the Americas region has somewhat offset softening demand in the CIS/AME region, and the Asia-Pacific region has begun to improve.  Our project management business continues to operate its portfolio of projects while also developing other programs. We are continuing to advance each of our businesses in line with a strategy to sustain their earnings and cash flow potential in uncertain times and leverage their growth when markets improve,” Mannon concluded.

Third Quarter Review

Results for the three months ended September 30, 2010, included the impact of $1.1 million, pre-tax, of non-routine expenses related to the ongoing Department of Justice and Securities and Exchange Commission investigations and Parker’s internal review regarding possible violations of the Foreign Corrupt Practices Act and other laws.  This reduced after-tax earnings by $0.7 million or $0.1 per diluted share.  The results for the 2009 third quarter included non-routine, net after-tax income of $2.7 million or $0.2 per diluted share.  Details of the non-routine items are provided in the attached financial tables.

Parker’s revenues for the 2010 third quarter were $172.0 million compared with 2009 third quarter revenues of $181.4 million.  The Company’s 2010 third quarter gross margin, before depreciation and amortization expense and non-routine items, was $42.3 million compared with 2009 third quarter gross margin of $45.5 million, while gross margin as a percentage of revenues was 25 percent, the same as for the 2009 third quarter.

  Rental Tools revenues increased 101 percent, to $48.1 million from $23.9 million, segment gross margin rose to $31.5 million from $11.7 million, and segment gross margin as a percent of revenues rose to 66 percent from 49 percent.  Recent investment in rental equipment inventory, higher utilization and less discounting all contributed to the segment’s success.  With facilities strategically located in all the major shale resource areas, the rental tools business has positioned itself to service the activity in the U.S. land drilling market.  In addition, the operation has continued to expand its international business with an increase in overseas equipment placements.
  U.S. Drilling revenues increased 21 percent, to $14.9 million from $12.4 million, and segment gross margin decli ned to $1.6 million from $2.3 million.  The benefit from higher utilization more than offset a lower average dayrate, while a $0.8 million sales and use tax expense and higher worker’s compensation expense reduced overall earnings.  For the quarter the business had an average of 3 more barge rigs operating under contract than for the comparable period of 2009.  The barge rig fleet’s average dayrate was $20,000 for the 2010 third quarter and $26,200 for the 2009 third quarter. The 2009 third quarter dayrate was impacted by one barge having operated at higher rates established in a 2008 contract.
  International Drilling revenues declined 16 percent, to $53.6 million from $64.0 million, and segment gross margin declined to $2.3 million compared with $22.0 million.  Reduced average rig fleet utilization was the primary contributor to the decline in revenues.  Average rig fleet utilization for the 2010 third quarter was 49 percent, compared with 61 percent for the prior year’s third quarter.  For the quarter, the ten-rig Americas regional fleet operated at 86 percent average utilization, the eleven-rig CIS/AME regional fleet operated at 36 percent average utilization and the eight-rig Asia Pacific regional fleet operated at 27 percent average utilization.  (Additional rig fleet information is available on Parker’s Web site.) In addition, Parker’s Caspian Sea Arctic Barge Rig 257 earned a reduced average dayrate for the quarter, approximately $5.8 million less than for the prior year’s third quarter, as it completed a required overhaul and customer-requested upgrade and prepared for redeployment. Segment gross margin included a $6.4 million non-cash expense for the correction of the accounting for value added taxes in prior periods, and a $1.7 million property tax assessment, both in the Company’s Kazakhstan operations.
  Project Management and Engineering Services revenues increased 7 percent, to $27.6 million from $25.9 million, and segment gross margin rose to $7.2 million from $6.4 million.  The segment continued to benefit from the reactivation of the Orlan platform and the associated higher dayrate.  In addition, the continued development of the Arkutun-Dagi project contributed as it progressed further toward construction.
  Construction Contract revenues declined to $27.8 million compared with $55.3 million and the recorded segment gross margin was a $0.3 million loss, compared to a $3.1 million gain in the prior year’s comparable period.  Segment revenues reflect the reimbursed costs of the construction activity on the Liberty rig.  The segment gross margin loss reflects an adjustment during the quarter of the fixed fee allocation for the project, resulting from increased costs and an extended construction timeline.  This adjustment represents a non-cash allocation of project earnings that will be recognized in future periods.

Nine Month Year-to-date Summary

The Company’s results for the 2010 first nine months included a net loss of $1.1 million or $0.01 per diluted share on revenues of $486.2 million, compared with net income of $13.6 million or $0.12 per diluted share on revenues of 577.1 million for the 2009 first nine months.  Excluding the effects of non-routine items the Company reported adjusted net income of $8.7 million or $0.07 per diluted share compared with similarly adjusted 2009 year-to-date net income of $17.0 million or $0.15 per diluted share.  Adjusted EBITDA, excluding non-routine items, was $116.0 million for the 2010 first nine months and $132.3 million for the prior year’s comparable period.

Results for the nine months ended September 30, 2010, included the impact of several non-routine items that decreased net income by $9.7 million or $0.8 per diluted share.  Included in non-routine items are $7.2 million, pre-tax, of debt extinguishment costs related to the redemption of the Company’s 9.625% senior notes; $6.1 million, pre-tax, of expense related to the ongoing Department of Justice and Securities and Exchange Commission investigations and Parker’s internal review regarding possible violations of the Foreign Corrupt Practices Act and other laws; and $1.1 million of tax expense for an assessment related to a prior year’s tax audit in Mexico.

Cash Flow and Capitalization

Capital expenditures for the first nine months of 2010 were $181.6 million, including $91.1 million for the construction of Parker’s two newbuild arctic rigs for Alaska and $41.3 million for the purchase of tubular goods and other rental equipment.

Conference Call

Parker Drilling has scheduled a conference call for 10:00 a.m. CDT (11:00 a.m. EDT) on Wednesday, November 3, 2010, to discuss its reported results.  Those interested in listening to the call by telephone may do so by dialing (480) 629-9690.  The call can also be accessed through the Investor Relations section of the Company’s Web site at http://www.ParkerDrilling.com.  A replay of the call will be available by telephone from November 3 to November 10 by dialing (303) 590-3030 and using the access code 4375427# and for 12 months on the Company’s Web site.

Cautionary Statement

This release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of the Securities Acts.  All statements other than statements of historical facts that address activities, events or developments that the Company expects, projects, believes, or anticipates will or may occur in the future, including earnings per share guidance, the outlook for rig utilization and dayrates, general industry conditions including demand for drilling and customer spending and the factors affecting demand, competitive advantages including cost effective integrated solutions and technological innovation, future technological innovation, future operating results of the Company’s rigs, rental tools operations and projects under management, capital expenditures, expansion and growth opportunities, asset sales, successful negotiation and execution of contracts, strengthening of financial position, increase in market share and other such matters are forward-looking statements.  Although the Company believes that its expectations stated in this release are based on reasonable assumptions actual results may differ materially from those expressed or implied in the forward-looking statements due to certain risk factors, including the volatility in oil and natural gas prices, which could reduce the demand for drilling services.  For a detailed discussion of risk factors that could cause actual results to differ materially from the Company’s expectations, please refer to the Company’s reports filed with the SEC, including the report on Form 10-K for the year ended December 31, 2009.  Ea ch forward-looking statement speaks only as of the date of this release and the Company undertakes no obligation to publicly update or revise any forward-looking statement.

Company Description

Parker Drilling (NYSE: PKD) provides high-performance contract drilling solutions, rental tools and project management services to the energy industry.  Parker's international fleet includes 28 land rigs and two offshore barge rigs, and its U.S. fleet includes 13 barge rigs in the U.S. Gulf of Mexico.  The Company's rental tools business supplies premium equipment to operators on land and offshore in the U.S. and select international markets.  More information about Parker Drilling can be found at http://www.parkerdrilling.com.  Included in the Investor Relations section of the Company's Web site are operating status reports for Parker Drilling's rental tools segment and its international and U.S. rig fleets, updated monthly.

PARKER DRILLING COMPANY
Consolidated Condensed Balance Sheets

	September 30, 2010	December 31, 2009
	(Unaudited)
ASSETS	(Dollars in Thousands)
CURRENT ASSETS
Cash and Cash Equivalents	$ 47,334	$ 108,803
Accounts and Notes Receivable, Net	187,394	188,687
Rig Materials and Supplies	24,277	31,633
Deferred Costs	2,378	4,531
Deferred Income Taxes	10,051	9,650
Other Current Assets	107,747	100,225
TOTAL CURRENT ASSETS	379,181	443,529

PROPERTY, PLANT AND EQUIPMENT, NET	809,749	716,798

OTHER ASSETS
Deferred Income Taxes	57,698	55,749
Other Assets	30,679	27,010
TOTAL OTHER ASSETS	88,377	82,759

TOTAL ASSETS	$ 1,277,307	$ 1,243,086

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Current Portion of Long-Term Debt	$ 12,000	$ 12,000
Accounts Payable and Accrued Liabilities	170,993	177,036
TOTAL CURRENT LIABILITIES	182,993	189,036

LONG-TERM DEBT	457,466	411,831

MINORITY INTEREST	-	-

LONG-TERM DEFERRED TAX LIABILITY	8,514	16,074

OTHER LONG-TERM LIABILITIES	28,629	30,246

STOCKHOLDERS' EQUITY	599,705	595,899

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 1,277,307	$ 1,243,086

Current Ratio	2.07	2.35

Total Debt as a Percent of Capitalization	44%	42%

Book Value Per Common Share	$ 5.13	$ 5.13

PARKER DRILLING COMPANY
Consolidated Condensed Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
	(Dollars in Thousands)		(Dollars in Thousands)
REVENUES:
International Drilling	$ 53,614	$ 63,966	$ 170,421	$ 220,626
U.S. Drilling	14,929	12,350	45,352	35,095
Rental Tools	48,114	23,899	123,288	89,948
Project Management and Engineering Services	27,599	25,869	78,403	81,814
Construction Contract	27,773	55,325	68,695	149,642
TOTAL REVENUES	172,029	181,409	486,159	577,125

OPERATING EXPENSES:
International Drilling	51,312	41,964	137,908	140,628
U.S. Drilling	13,287	10,057	39,801	34,821
Rental Tools	16,583	12,232	43,477	41,438
Project Management and Engineering Services	20,378	19,420	61,640	63,597
Construction Contract	28,122	52,203	69,362	142,117
Depreciation and Amortization	28,904	29,307	86,504	85,382
TOTAL OPERATING EXPENSES	158,586	165,183	438,692	507,983

TOTAL OPERATING GROSS MARGIN	13,443	16,226	47,467	69,142

General and Administrative Expense	(7,064)	(9,812)	(24,033)	(33,998)
Gain on Disposition of Assets, Net	1,176	1,225	3,560	2,007

TOTAL OPERATING INCOME	7,555	4,882	26,994	34,394

OTHER INCOME AND (EXPENSE):
Interest Expense	(6,391)	(7,093)	(20,509)	(22,663)
Interest Income	46	435	198	895
Loss on extinguishment of debt	-	-	(7,209)	-
Other Income (Expense)	68	(285)	325	(365)
TOTAL OTHER INCOME AND (EXPENSE)	(6,277)	(6,943)	(27,195)	(22,133)

INCOME (LOSS) BEFORE INCOME TAXES	1,278	(2,061)	(201)	12,261

INCOME TAX EXPENSE (BENEFIT)
Current	(3,104)	1,325	5,536	14,224
Deferred	3,890	(10,480)	(4,685)	(15,554)
TOTAL INCOME TAX EXPENSE (BENEFIT)	786	(9,155)	851	(1,330)

NET INCOME	$ 492	$ 7,094	$ (1,052)	$ 13,591

EARNINGS PER SHARE - BASIC
Net Income	$ 0.00	$ 0.06	$ (0.01)	$ 0.12

EARNINGS PER SHARE - DILUTED
Net Income	$ 0.00	$ 0.06	$ (0.01)	$ 0.12

NUMBER OF COMMON SHARES USED IN COMPUTING EARNINGS PER SHARE
Basic	114,287,238	113,263,123	114,111,198	112,905,172
Diluted	116,015,674	115,237,348	116,155,958	114,604,108

PARKER DRILLING COMPANY
Selected Financial Data
(Unaudited)

	Three Months Ended
	September 30,		June 30,
	2010	2009	2010
	(Dollars in Thousands)
REVENUES:
International Drilling	$ 53,614	$ 63,966	$ 52,932
U.S. Drilling	14,929	12,350	15,336
Rental Tools	48,114	23,899	41,359
Project Management and Engineering Services	27,599	25,869	26,363
Construction Contract	27,773	55,325	20,535
Total Revenues	172,029	181,409	156,525

OPERATING EXPENSES:
International Drilling	51,312	41,964	39,423
U.S. Drilling	13,287	10,057	13,540
Rental Tools	16,583	12,232	14,268
Project Management and Engineering Services	20,378	19,420	21,701
Construction Contract	28,122	52,203	20,043
Total Operating Expenses	129,682	135,876	108,975

OPERATING GROSS MARGIN:
International Drilling	2,302	22,002	13,509
U.S. Drilling	1,642	2,293	1,796
Rental Tools	31,531	11,667	27,091
Project Management and Engineering Services	7,221	6,449	4,662
Construction Contract	(349)	3,122	492
Depreciation and Amortization	(28,904)	(29,307)	(29,012)
Total Operating Gross Margin	13,443	16,226	18,538

General and Administrative Expense	(7,064)	(9,812)	(6,937)
Provision for Reduction in Carrying Value of Certain Assets	-	(2,757)	-
Gain on Disposition of Assets, Net	1,176	1,225	1,712

TOTAL OPERATING INCOME	$ 7,555	$ 4,882	$ 13,313

Marketable Rig Count Summary
As of September 30, 2010

Total

U.S. Gulf of Mexico Barge Rigs
Intermediate	3
Deep	10
Total U.S. Gulf of Mexico Barge Rigs	13

International Land and Barge Rigs
Asia Pacific	8
Americas	10
CIS/AME	11
Other	1
Total International Land and Barge Rigs	30

Total Marketable Rigs	43

PARKER DRILLING COMPANY
Adjusted EBITDA

(Dollars in Thousands)

	Three Months Ended						Three Months Ended
	September 30, 2010	June 30, 2010	March 31, 2010	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009	December 31, 2008	September 30, 2008

Previously Reported Net Income (Loss)	$ 492	$ 507	$ (2,051)	$ (4,324)	$ 7,094	$ 4,391	$ 2,106	$ (39,477)	$ 18,551
Restated Interest Expense, Net of Tax - Per APB 14-1	-	-	-	-	-	-	-	(724)	(721)
Restated Net Income (Loss)	492	507	(2,051)	(4,324)	7,094	4,391	2,106	(40,201)	17,830
Adjustments:
Income Tax (Benefit) Expense	786	1,624	(1,559)	1,890	(9,155)	5,079	2,746	(31,178)	19,673
Total Other Income and Expense	6,277	11,182	9,736	7,362	6,943	7,398	7,792	9,121	6,344
Loss/(Gain) on Disposition of Assets, Net	(1,176)	(1,712)	(672)	(3,899)	(1,225)	(704)	(78)	(683)	(799)
Impairment of Goodwill	-	-	-	-	-	-	-	100,315
Depreciation and Amortization	28,904	29,012	28,588	28,593	29,307	28,951	27,124	31,961	30,663
Provision for Reduction in Carrying Value of Certain Assets	-	-	-	1,889	2,757	-	-	-	-

Adjusted EBITDA	$ 35,283	$ 40,613	$ 34,042	$ 31,511	$ 35,721	$ 45,115	$ 39,690	$ 69,335	$ 73,711

Adjustments:
Non-routine Items	1,081	1,087	3,888	2,998	2,402	4,048	5,308	6,279	2,264

Adjusted EBITDA after Non-routine Items	$ 36,364	$ 41,700	$ 37,930	$ 34,509	$ 38,123	$ 49,163	$ 44,998	$ 75,614	$ 75,975

PARKER DRILLING COMPANY
Reconciliation of Non-Routine Items *
(Unaudited)
(Dollars in Thou sands, except Per Share)

	Three Months Ending	Nine Months Ending
	September 30, 2010	September 30, 2010

Net income	$ 492	$ (1,052)
Earnings per diluted share	$ 0.00	$ (0.01)

Adjustments:
Extinguishment of debt	$ -	$ 7,209
U.S. regulatory investigations / legal matters	1,081	6,056
Total adjustments	$ 1,081	$ 13,265
Tax effect of pre-tax non-routine adjustments	(378)	(4,643)
Fin 48 Tax Expense - Mexico	-	1,085
Net non-routine adjustments	$ 703	$ 9,707

Adjusted net income	$ 1,195	$ 8,655
Adjusted earnings per diluted share	$ 0.01	$ 0.07

	Three Months Ending	Nine Months Ending
	September 30, 2009	September 30, 2009
Net income	$ 7,094	$ 13,591
Earnings per share	$ 0.06	$ 0.12

Adjustments:
Provision for reduction in carrying value	$ 2,757	$ 2,757
DOJ investigation	2,402	11,758
Total adjustments	$ 5,159	$ 14,515
Tax effect of non-routine adjustments	(1,806)	(5,080)
Prior years Foreign Tax Credits/Fin 48 reserve	(6,053)	(6,053)
Net non-routine adjustments	$ (2,700)	$ 3,382

Adjusted net income	$ 4,394	$ 16,973
Adjusted earnings per diluted share	$ 0.04	$ 0.15

*

Adjusted net income, a non-GAAP financial measure, excludes items that management believes are of a non-routine nature and which detract from an understanding of normal operating performance and comparisons with other periods. Management also believes that results excluding these items are more comparable to estimates provided by securities analysts and used by them in evaluating the Company's performance.

CONTACT:  Media, Rose Maltby, +1-281-406-2212, or Investors, Richard Bajenski, +1-281-406-2030, both of Parker Drilling Company